UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. ) _________________________
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National Bank Holdings Corporation (Name of the Registrant as Specified In Its Charter)
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NATIONAL BANK HOLDINGS CORPORATION
7800 East Orchard Road, Suite 300
Greenwood Village, CO 80111

ADDITIONAL INFORMATION REGARDING PROPOSAL 3 TO BE CONSIDERED
AT THE 2014 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, MAY 7, 2014
The following information relates to the proxy statement (the “Proxy Statement”) of National Bank Holdings Corporation (the “Company”), dated March 24, 2014, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for the 2014 Annual Meeting of Shareholders and any adjournment or postponement thereof (the “Annual Meeting”). All capitalized terms used in this supplement to the Proxy Statement (this “Supplement”) and not otherwise defined herein shall have the meaning ascribed to them in the Proxy Statement. The information contained in this Supplement is in addition to the information required to be provided to the Company’s shareholders under the applicable proxy disclosure rules as set forth in the Proxy Statement.
THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.
Supplemental Disclosure Concerning Proposal 3
The Board believes that equity-based compensation is an integral component of the Company’s efforts to attract and retain key associates and helps to align the interests of the Company’s associates with those of its shareholders. As noted in the Proxy Statement, the Board has determined that the shares of common stock currently available for issuance under the NBH Holdings Corp. 2009 Equity Incentive Plan (the “Prior Plan”) are not likely to be sufficient in view of the Company’s compensation structure and strategy for 2015 and beyond.
Under the Prior Plan, the maximum number of shares of common stock reserved for issuance is 5,750,000. As of December 31, 2013, the Company had issued, on a net basis, awards with respect to 4,983,420 shares of common stock under the Prior Plan and 766,580 shares remained available for issuance under the Prior Plan, including 257,912 shares available for grant as “full value awards” (restricted stock, restricted stock units, performance shares, etc.) and 508,668 shares available for grant subject to options. As noted in the Proxy Statement, no additional equity awards will be granted under the Prior Plan if the National Bank Holdings Corporation 2014 Omnibus Incentive Plan (the “2014 Plan”) is approved by the Company’s shareholders. During 2013, 80 associates and six non-employee directors received an award under the Prior Plan.
Over the three years ending December 31, 2013, the Company has granted equity-based awards under the Prior Plan at an average rate of approximately 758,423 shares of common stock per year, 96% of which have been granted to associates in the form of stock options or shares of restricted common stock, with the remainder granted to non-employee directors. This average grant rate (commonly referred to as “burn rate”) equates to 1.97% of the Company’s average common shares outstanding based on the calculation methodology of Institutional Shareholder

Services (“ISS”). Note that, because the Company completed its initial public offering in September 2012, the ISS three-year average burn rate policy does not currently apply. Nonetheless, the Company’s three-year adjusted burn rate was consistent with both the industry mean burn rate of 1.48% and maximum burn rate of 3.13% for the Company’s industry group under ISS’s applicable policy guidelines, and the Company’s adjusted burn rate computed based on ISS calculation methodology during 2013 and 2012 (the years during which we were a public company) of 1.21% and 1.09%, respectively, were lower than both the industry mean burn rate and industry group maximum burn rate under ISS guidelines.
The Board believes it is appropriate and prudent to preserve the Company’s ability to make additional grants should it become necessary to do so in the Compensation Committee’s business judgment. Accordingly, the Board has approved, and is asking the Company’s shareholders to approve, the 2014 Plan, which would make up to an additional 5,000,000 shares available for issuance. As described in the Proxy Statement, this reserve of 5,000,000 shares will be reduced by (x) one share for every one share subject to an option or stock appreciation right granted after December 31, 2013 and prior to the effective date of the 2014 Plan under the Prior Plan and (y) 3.25 shares for every one share subject to an award other than an option or stock appreciation right granted under the Prior Plan after December 31, 2013 and prior to the effective date of the 2014 Plan, including 480,165 shares of common stock (taking into account the flexible share counting ratio described below) underlying the 2014 annual company-wide awards granted to associates on April 29, 2014 (which grants consisted of 112,980 shares of restricted stock and 112,980 options). Based on the Company’s recent historical grant practices and the historic eligible associate and non-employee director population, and in particular the burn rates for 2012 and 2013, the Company expects the aggregate share limit for the 2014 Plan to be sufficient to cover awards for approximately the next seven years.
As described in the Proxy Statement, the 2014 Plan contains a flexible share counting provision, which specifies that each share that is subject to an award of stock options or stock appreciation rights will count as one share against the 2014 Plan share reserve and each share that is subject to an award other than a stock option or stock appreciation right (i.e., a “full value” award) will count as 3.25 shares against the 2014 Plan share reserve.
As noted in the Proxy Statement, awards granted under the 2014 Plan are discretionary, so it is currently not possible to predict the number of shares of common stock that will be granted or who will receive awards under the 2014 Plan after the Annual Meeting. It is anticipated that any future equity-based compensation would be granted to the Company’s named executive officers consistent with the criteria set forth on pages 24 through 41 of the Proxy Statement. In addition, the Compensation Committee and Board intend to continue to consider the Company’s equity expenditures in a manner that effectively attracts, retains, and motivates individuals to achieve long-term value creation in line with the interests of the Company’s shareholders.

The table below sets forth the incremental potential dilution as computed by ISS, as a percentage of shares of common stock on a fully diluted basis, assuming approval of the 2014 Plan:

Methodology	Potential Dilution (%)(1)
5,000,000 additional shares(2)	9.11%
9,579,946 shares (the additional 5,000,000 shares plus the 4,579,946 shares underlying outstanding awards as of December 31, 2013)	17.45%

(1)
Potential dilution computed based on the fully diluted number of shares outstanding as of March 31, 2014, and is not adjusted to reflect disparate voting rights of Class A common stock and Class B non-voting common stock.

(2)
Disregards the flexible share counting provisions of the 2014 Plan, which may reduce the total number of additional shares available for issuance under the 2014 Plan and reduce the incremental potential dilution.

The historical burn rate, the potential dilution, the possible future grant rate, and the shareholder value transfer rate described above may not be indicative of the actual grants of equity awards that the Company will make in the future. As previously noted, the 2014 Plan does not contemplate the amount or timing of specific equity-based awards. All statements in this Supplement regarding potential grants of equity compensation and potential dilution are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties, which may cause our actual results and performance to be materially different from those expressed or implied in the forward-looking statements. Factors and risks that may impact future results and performance are described in the Company’s filings with the Securities and Exchange Commission, including in Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013, which are incorporated by reference.
You may change your vote at any time before the Annual Meeting. To revoke your proxy and change your vote, you must do one of the following:

(1)	Vote over the Internet or by telephone as instructed in the Proxy Statement. Only your latest Internet or telephone vote is counted.

(2)	Sign a new proxy and submit it as instructed in the Proxy Statement. Only your latest dated proxy will be counted.

(3)	Attend the meeting, request that your proxy be revoked and vote in person as instructed in the Proxy Statement. Attending the meeting will not revoke your proxy unless you specifically request it.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 3.
IF YOU HAVE ALREADY VOTED AND DO NOT WISH TO CHANGE YOUR VOTE, YOU DO NOT NEED TO DO ANYTHING. YOUR VOTE WILL BE TABULATED AS YOU INSTRUCTED.

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